Exhibit 16.1

July 21, 2019

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549-7561

Re: Cannabics Pharmaceuticals, Inc.

Dear Madame or Sir,

On July 21 st, 2019, our appointment as auditor for Cannabics Pharmaceuticals Inc., ceased. We have read Cannabics Pharmaceuticals Inc.'s statement included under Item 4.01 of its Form 8-K dated July 22nd, 2019 and agree with such statements, insofar as they apply to us.

Very truly yours,

/s/ Dov Weinstein

Weinstein & Co, CPA

Jerusalem, Israel